Exhibit 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Old Republic International Corporation on Form S-8 (File Nos. 33-38528, 33-49646, 33-32439, 2-80883 and 33-52069) and on Form S-3 (File Nos. 33-49864,
33-54104 and 333-43311) of our report dated March 10, 1999 on our audits of the consolidated financial statements of Old Republic International Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.



                                             /s/ PricewaterhouseCoopers LLP





Chicago, Illinois
March 10, 1999